UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 1, 2012
US Tungsten Corp.
(Exact name of registrant as specified in its charter)
Nevada	333-151702	77-0721432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
871 Coronado Centre Drive, Suite 200, Henderson, NV 89052
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(702) 940-2323
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 18, 2012, John M. Pulos entered into a Letter of Intent with Paul and Ted Antonioli wherein Mr. Pulos acquired from Messrs. Antoniolis an exclusive option to acquire an undivided 100% right, title and interest in and to certain mineral claims known as the Calvert Property, located in Calvert, Montana.

By Assignment Agreement dated August 21, 2012 US Tungsten Corp. (the “Company”), acquired all rights and interest of Mr. Pulos to the Calvert Property.

Effective October 1, 2012, US Tungsten Corp. (the “Company”) entered into a Property Option Agreement with Paul and Ted Antonioli (the “Optionor”) to clarify and confirm the rights and obligations of the Company and the Optionor pursuant to the terms of the Letter of Intent as assigned to the Company.  Pursuant to the terms of the Property Option Agreement the Company has the following obligations:

1.

The Optionor grants to the Company the sole and exclusive right and option to acquire up to an undivided 100% right, title and interest in and to the Calvert Property, free and clear of all charges, encumbrances, claims, liabilities and adverse interests of any nature or kind, except for a Net Smelter Return Royalty.

2.

The option shall exercisable by the Company by paying the following amounts to the Optionor on or before the dates specified in the following schedule:

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$5,000 by June 18, 2012 (this amount has been paid by John M. Pulos on behalf of the Company);

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$5,000 by October 1, 2012;

-

$15,000 by June 18, 2013;

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$20,000 by June 18, 2014;

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$25,000 by June 18, 2015;

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$30,000 by June 18, 2016

-

$35,000 by June 18, 2017;

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$40,000 by June 18, 2018;

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$45,000 by June 18, 2019;

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$50,000 by June 18, 2020;

-

$50,000 each subsequent year until an aggregate of $1,000,000 has been paid to Optionor.

3.

Upon commencement of commercial production of the Property, the Company shall pay the Optionor a Net Smelter Return Royalty equal to 2% of Net Smelter returns.

4.

The Company may, within 9 months after commencement of commercial production acquire one point eight percent (1.8% of the total 2%) of the NSR Royalty from the Optionor for $1,500,000.

Item 9.01	Financial Statements and Exhibits
10.1	Property Option Agreement dated October 1, 2012 with Paul and Ted Antonioli

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US TUNGSTEN CORP.
/s/ Matthew Markin
Matthew Markin
President, and Director
Date:	October 23, 2012